Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of AB Commercial Real Estate Private Debt Fund, LLC (the “Company”) for the period ended March 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Peter Gordon, as Senior Vice President and Director of the Company, and Marguerite Brogan, as Vice President and Director of the Company, each hereby certifies, pursuant to 18 U.S.C.

Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.
The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2025	/s/ Peter Gordon
Peter Gordon
Senior Vice President and Director
(Principal Executive Officer)

Date: May 14, 2025	/s/ Marguerite Brogan
Marguerite Brogan
Vice President and Director
(Principal Financial Officer)